UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019

BioLargo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14921 Chestnut St., Westminster, California	92683
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	BLGO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

1.01 Entry into a Material Definitive Agreement

On June 4, 2019, we (BioLargo, Inc., the “Company”) executed a Securities Purchase Agreement and issued a 10% Convertible Note to EMA Financial, LLC (“EMA”) in the principal amount of $110,000 (the “EMA Note”). We received $95,000 from EMA, reflecting a 10% original issue discount and a deduction of $5,000 for legal fees and due diligence. The note is due in nine months, on March 4, 2020.

EMA may convert the note beginning 100 days after the issuance date at a conversion price equal to 70% of the lowest closing bid price of the Company’s common stock during the 25 trading days prior to the conversion date. We may prepay the EMA Note until December 1, 2019, provided that we pay a premium equal to 5% if we do so up to 30 days after the issue date, 10% if we do so from 31-60 days after the issue date, 15% from 61-90 days, 20% from 91-120 days, 25% from 121-150 days, and 30% from 151-180 days. Upon the occurrence of an event of default, as such term is defined under the EMA Note, additional interest will accrue from the date of the event of default at a rate equal to the lesser of 24% per annum or the highest rate permitted by law, and the amounts due under the note are increased by 25%. We have reserved 5,205,000 shares of our common stock for the future conversion of the EMA Note.

The conversion price may be adjusted in the event we issue a convertible promissory note with a conversion price discount greater than the discount reflected in the EMA Note. The original issue discount and/or interest rate may be adjusted in the event that we issue a convertible promissory note that contains an original issue discount and interest rate that in the aggregate is greater than the original issue discount and interest rate (22%) in the EMA Note.

With respect to the above transaction with EMA, Lincoln Park Capital Fund, LLC (“Lincoln Park”) consented to waive the provisions of the Purchase Agreement dated August 25, 2017 prohibiting variable rate transactions.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Securities Purchase Agreement and EMA Note are qualified in their entirety by reference to the full text of such documents, copies of which are attached as Exhibits hereto. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The discussion set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Exhibit Description	Form	File Date
10.1*	Securities Purchase Agreement by and between BioLargo, Inc., and EMA Financial, LP dated June 4, 2019
10.2*	10% Convertible Promissory Note issued to EMA Financial, LP dated June 4, 2019
10.3*	Amendment #1 to the Convertible Note issued on June 4, 2019 to EMA Capital, LP
10.4	Purchase Agreement, dated as of August 25, 2017 by and between BioLargo, Inc. and Lincoln Park Capital Fund, LLC	Form 8-K	8/31/2017

* Filed hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2019	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer